Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-169101, No. 333-147099 and No. 333-174494) and Form S-8 (No. 333-138449) of Danaos Corporation of our report dated March 5, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. We also consent to the reference to us under the heading “Selected Consolidated Financial Data” in this Form 20-F.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece
March 5, 2019